UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒    Filed by the Registrant

☐    Filed by a Party other than the Registrant

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

AMERICAN LAND LEASE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

April 1, 2008

To Our Stockholders:

You are cordially invited to the 2008 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation, to be held at the Arizona Biltmore Resort and Spa, 2400 East Missouri Avenue, Phoenix, Arizona 85016, on Wednesday, April 30, 2008, at 8.00 a.m., local time.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the Annual Meeting. If you wish to vote in accordance with the Board of Directors’ recommendations, you need only mark, sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Terry Considine

Chairman of the Board and

Chief Executive Officer

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of American Land Lease, Inc., a Delaware corporation (the “Company”), will be held at the Arizona Biltmore Resort and Spa, 2400 East Missouri Avenue, Phoenix, Arizona 85016, on Wednesday, April 30, 2008, at 8.00 a.m., local time, to consider and act upon the following matters:

1. to elect Thomas L. Rhodes and Bruce E. Moore as Class III Directors, each to serve until the 2011 Annual Meeting of Stockholders and until his respective successor is duly elected and shall have qualified;

2. to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008;

3. to approve the American Land Lease, Inc. 2008 Stock Award and Incentive Plan for purposes of Section 162(m) and 422 of the Internal Revenue Code of 1986, as amended, and the rules of the New York Stock Exchange; and

4. to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

A proxy statement describing these matters is attached to this notice. Only stockholders of record of our common stock at the close of business on March 25, 2008, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

The Board of Directors of the Company desires to have maximum representation at the Annual Meeting and requests that you mark, date, sign and timely return the enclosed proxy to the exchange agent, Wells Fargo Shareowner Services, at the address listed on the enclosed proxy in the postage-paid envelope provided, whether or not you expect to attend the Annual Meeting in person. Since you may revoke a proxy at any time, you may vote in person at the Annual Meeting even if you have returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

John J. Cunningham, Jr.

Secretary, Vice President, and General Counsel

April 1, 2008

AMERICAN LAND LEASE, INC.

29399 US 19 Hwy North, Suite 320

Clearwater, Florida 33761

(727) 726-8868

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2008

To Our Stockholders:

This proxy statement is furnished to the holders of the common stock of American Land Lease, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies for use at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Arizona Biltmore Resort and Spa, 2400 East Missouri Avenue, Phoenix, Arizona 85016, on Wednesday, April 30, 2008, at 8.00 a.m., local time, and at any adjournments or postponements thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, each as described in this proxy statement. The proxy materials, including this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about April 1, 2008. At the Annual Meeting, the holders of record of the Company’s common stock as of March 25, 2008 will be asked to consider and vote upon the following proposals: (1) to elect Thomas L. Rhodes and Bruce E. Moore as Class III Directors, each to serve until the 2011 Annual Meeting of Stockholders and until his respective successor is elected and qualified, (2) to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008, (3) to approve the 2008 Stock Award and Incentive Plan, and (4) to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

GENERAL INFORMATION

In this proxy statement, the words the “Company,” “we,” “our” and “us” refer to American Land Lease, Inc., a Delaware corporation, and, as the context requires, its direct and indirect subsidiaries.

Solicitation

The enclosed proxy is being solicited by the Board of Directors. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers. No additional compensation will be paid to our directors and officers for the solicitation of proxies. All costs of the solicitation will be paid solely by the Company. We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

Voting Rights and Votes Required

Holders of record of shares of the Company’s common stock at the close of business on March 25, 2008, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, approximately 7,800,000 shares of the Company’s common stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each share of the Company’s common stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The affirmative vote of a plurality of all of the votes cast at the Annual Meeting for the election of a director (assuming a quorum is present) is necessary for the election of directors. For purposes of the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

For the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors and adoption of the 2008 Stock Award and Incentive Plan, the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote thereon will be required for approval. For these proposals, abstentions will be counted for purposes of the number of shares represented and entitled to vote, but will not be voted. Accordingly, an abstention on these proposals will have the effect of a vote against these proposals. Broker non-votes will have no effect with respect to the vote on these proposals, although they will count toward the presence of a quorum.

Voting of Proxies

Shares of the Company’s common stock represented by all properly executed proxies received prior to the vote at the Annual Meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of the Company’s common stock represented by such proxy will be voted “FOR” the election of each of Messrs. Rhodes and Moore as directors of the Company, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors, and “FOR” approval of the 2008 Stock Award and Incentive Plan. We currently know of no other business to be brought before the Annual Meeting other than as described herein. If any other matters are presented properly to the stockholders for action at the Annual Meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company’s common stock represented by such proxy are entitled to vote.

The stockholders of the Company have no dissenters’ rights or appraisal rights in connection with any of the proposals described herein.

Revocability of Proxies

You can change your vote at any time before the vote is taken at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company. The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the Annual Meeting. Third, you can attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to the Board of Directors; Annual Report

Our 2007 Annual Report to Stockholders (the “Annual Report”), including a copy of our 2007 Annual Report on Form 10-K (the “2007 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”), is included with this proxy statement. The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2007. Neither the Company’s 2007 Form 10-K nor the Annual Report is incorporated into this proxy statement or is to be considered part of the proxy materials.

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact the Board of Directors, any individual directors (including independent directors or the lead independent director) or any group or committee of directors (including committee chairs) by mail or electronically. To communicate via mail with the Board of Directors, any individual directors (including independent directors or the lead independent director) or any group or committee of directors (including committee chairs), correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761. To communicate with any of the Company’s directors electronically, stockholders may do so on the corporate website at www.americanlandlease.com. Under the headings, “About American Land Lease/Corporate Governance/Communicate with Directors,” an on-line form is available which may be used for writing an electronic message to the Board of Directors, any individual directors, or any group or committee of directors.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report and 2007 Form 10-K will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement. Requests and inquiries should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

PROPOSAL 1: ELECTION OF DIRECTORS

Our current charter and bylaws provide for three classes of directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death or removal from office. Vacancies on the Board of Directors may be filled by a majority of the Board of Directors and, in the event of a vacancy resulting from a removal of a director, by holders of a majority of all shares of common stock then entitled to vote on the election of directors. A director may be removed only for cause, and then only by the affirmative vote of holders of at least 75% of the shares of common stock then entitled to vote for the election of directors. The Company’s bylaws require that the Board of Directors consist of a certain number of “independent directors.” As a result, any vacancy among the independent directors must be filled by a replacement nominated by the remaining independent directors. A director elected by the Board of Directors to fill a vacancy resulting from the resignation, removal or death of a director shall be placed in the same class as his or her predecessor and have the same remaining term. A director elected by the Board of Directors to fill a vacancy resulting from an increase in the size of the Board of Directors shall be placed in the class necessary so as to maintain the number of directors in each class as evenly as possible, and shall have a term coinciding with the remaining term of that class.

The Board of Directors currently consists of six members, including two Class I Directors, whose terms expire at the 2009 Annual Meeting of Stockholders, two Class II Directors whose terms expire at the 2010 Annual Meeting of Stockholders and two Class III Directors whose terms expire at the 2008 Annual Meeting of Stockholders.

The Company’s bylaws require the number of independent directors to be not less than four if the number of directors is eight or greater; not less than three if the number of directors is six or seven; and not less than two if the number of directors is less than six. Five of our six directors are independent directors. Those independent directors are Thomas L. Rhodes, Bruce D. Benson, Thomas Harvey, Bruce E. Moore and Todd W. Sheets. None of our independent directors has any relationship with the Company except in his capacity as a director and stockholder of the Company.

At the Annual Meeting, two Class III Directors will be elected to a term expiring at the 2011 Annual Meeting of Stockholders. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominees, Thomas L. Rhodes and Bruce E. Moore, as Class III Directors of the Company. Neither management nor the Board of Directors knows of any reason why Messrs. Rhodes or Moore would be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if either of them becomes unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. RHODES AND MOORE AS DIRECTORS OF THE COMPANY

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2007, was selected by the Audit Committee of the Board of Directors, and approved by the Board of Directors, to act in the same capacity for the fiscal year ending December 31, 2008, subject to ratification by the Company’s stockholders. The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2007 and 2006 are described below under the caption “Company’s Relationship with Independent Auditors.”

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by applicable law or our charter or bylaws. However, the Board of Directors is submitting Ernst & Young LLP’s selection to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP, the Board of Directors and Audit Committee will reconsider the selection of that firm.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP. Abstentions will be counted for purposes of the number of shares represented and entitled to vote, but will not be voted in favor of ratification. Accordingly, abstentions on this proposal will have the effect of a vote against of the selection of Ernst & Young LLP. Broker non-votes will not have any effect on the outcome of the vote with respect to this proposal, although they will count toward the presence of a quorum.

Unless instructed to the contrary in the proxy, the shares represented by the proxies that have been properly submitted will be voted “FOR” the proposal to ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

PROPOSAL 3:

APPROVAL OF THE AMERICAN LAND LEASE, INC.

2008 STOCK AWARD AND INCENTIVE PLAN

On March 27, 2008, the Board of Directors adopted, subject to approval of the stockholders, the 2008 Stock Award and Incentive Plan (the “2008 Plan”), which provides for the reservation of 600,000 shares of common stock available for issuance thereunder. The 2008 Plan is intended to be a successor to the 1998 Stock Incentive Plan (the “1998 Plan”), which is due to expire on April 21, 2008. If the stockholders approve the 2008 Plan, no additional grants will be made under the 1998 Plan. As of the record date, the number of shares of Common Stock available for future grants under the 1998 Plan is approximately 606,000. At the Annual Meeting, the stockholders are being requested to approve the 2008 Plan.

Background On Stock Compensation At the Company

We believe that total compensation (base salary plus bonus) for officers, should be in the form of cash and equity (such as stock options and restricted stock).

When we do grant equity, we do so on the basis of fair market value. For example, stock options have a strike price equal to the market value of the common stock on the date of grant, and the Company calculates the number of options to be granted by dividing the dollars allocated to options by the Black-Scholes value of such options based on certain assumptions. We determine the number of shares of restricted stock to be granted by dividing the dollars allocated to restricted stock by the market value of the common stock on the date of grant.

Without equity-based compensation, the Company would be at a disadvantage compared to other companies in providing a market-competitive total compensation package necessary to attract, retain and motivate the talented employees who are critical to the Company’s future success. Because equity-based compensation vests over time, it also encourages longer term decision making because employee stock awards must be held for extended periods of time, and it promotes stability for the Company by encouraging employees to stay at the Company throughout the vesting period. This helps reduce the costs associated with employee turnover. Additionally, equity-based compensation helps align the interests of our officers with the interests of our stockholders by linking the value of equity-based compensation with the performance of the Company’s common stock.

The following paragraphs summarize the more significant features of the 2008 Plan. The summary is subject, in all respects, to the terms of the 2008 Plan, the full text of which is set forth in Appendix A attached hereto.

Summary of the 2008 Plan

Purpose and Eligibility

The purpose of the 2008 Plan is to reinforce the long-term commitment to the Company’s success of those directors, officers, employees, consultants and advisors of the Company and its subsidiaries who are or will be responsible for such success; to facilitate the ownership of the Company’s stock by such individuals, thereby reinforcing the alignment of their interests with those of the Company’s stockholders; and to assist the Company in attracting and retaining officers and other employees with experience and ability. The 2008 Plan provides for the granting of stock options, stock appreciation rights, and awards of restricted stock, deferred stock and performance shares (collectively referred to in this proxy statement as “incentive awards”). All of our employees, officers, directors and consultants are eligible to receive incentive awards under the 2008 Plan if selected by the Compensation Committee of the Board of Directors or the full Board of Directors (the “Committee”).

Administration, Amendment and Termination

The Committee is responsible for administering the 2008 Plan. The Committee, if the Compensation Committee, includes all independent directors and all of its members are both “independent directors,” as defined by Rule 16b—3 under the Securities Exchange Act of 1934, as amended, and “non-employee directors,” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has the authority to interpret the 2008 Plan, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the 2008 Plan. The Committee may, with the consent of a participant, amend the terms of any existing incentive award previously granted to the participant, in a manner consistent with the 2008 Plan. The Committee may also authorize loans to participants in connection with the grant of incentive awards, on terms and conditions determined solely by the Committee. However, in order to comply with the Sarbanes-Oxley Act of 2002, the Company will not provide loans to executive officers.

The Board may amend, alter, suspend, discontinue, or terminate the 2008 Plan at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax, securities or regulatory law or requirement with which the Board intends the 2008 Plan to comply; provided, further, that the Board may not reduce the exercise price of outstanding options by amending the terms of such options without first obtaining approval from the Company’s stockholders. Notwithstanding the previous sentence, the Committee reserves the right to amend the terms of an incentive award in any respect as may be necessary or appropriate to avoid adverse tax consequences under Code Section 409A.

Unless earlier terminated by the Board, the 2008 Plan will expire on the tenth anniversary of the effective date.

Death; Termination of Employment; Restrictions on Transfer

The Committee will provide in the incentive award agreements whether and to what extent incentive awards will be exercisable upon termination of employment or service for any reason, including death or disability, of any participant in the 2008 Plan.

Incentive awards will not be transferable by a participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, as defined under the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and will be exercisable during the lifetime of a participant only by such participant or his guardian or legal representative, provided that the Committee may provide otherwise for the transferability of stock options under such terms and conditions as the Committee determines and sets forth in the award agreement. Incentive awards will not be transferable for value.

Stock Options

Stock options granted under the 2008 Plan may be incentive stock options intended to qualify under the provisions of Code Section 422 (“ISOs”) or nonqualified stock options (“NSOs”) which do not so qualify. Due to our current REIT structure, we cannot issue ISOs, but may be able to in the future. Subject to the 2008 Plan, the Committee determines the number of shares to be covered by each option and the conditions and limitations applicable to the exercise of the option. The Committee determines the exercise price of Common Stock that is subject to an option on the date the option is granted. The exercise price may not be less than the fair market value of the Company’s common stock on the date of grant. The term of options will be determined by the Committee, but may not exceed ten years from the date of grant, provided that the term of an ISO granted to a ten percent holder may not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted under the 2008 Plan either alone or in conjunction with all or part of any incentive award under the 2008 Plan. Subject to the 2008 Plan, the Committee determines the number of shares to be covered by each SAR award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A SAR granted under the 2008 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Committee (which price may not be less than the fair market value of the Company’s Common Stock on the date of grant).

Restricted Stock, Deferred Stock, and Performance Shares

Subject to the 2008 Plan, the Committee determines the number of shares to be covered by awards of restricted stock, deferred stock or performance shares, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Restricted stock granted under the 2008 Plan is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the 2008 Plan and in any statement evidencing the grant. A grant of deferred stock creates a right to receive Common Stock at the end of a specified deferral period. Performance shares are shares of Common Stock subject to restrictions based upon the attainment of performance objectives.

Securities Subject to Plan

If approved by stockholders, the aggregate number of shares of common stock reserved for issuance under the 2008 Plan will be 600,000. Of the 600,000 shares reserved for issuance under the 2008 Plan, only 300,000 shares may be awarded as awards of restricted stock, deferred stock and performance shares. Shares subject to the unexercised portion of any incentive award that expires, terminates or is canceled and shares issued pursuant to an incentive award that we reacquire will again become available for the grant of further incentive awards under the 2008 Plan. However, shares that are surrendered or withheld as payment of either the exercise price of an incentive award and/or withholding taxes in respect of such an award will not be returned to the 2008 Plan and the reserve will be reduced by the full number of shares exercised pursuant to the grant of SARs, regardless of the number of shares upon which payment is made. The 2008 Plan provides that the maximum number of shares with respect to which incentive awards may be granted to any individual in any given calendar year is 100% of the shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Company’s Common Stock, a substitution or adjustment will be made in (i) the kind and aggregate number of shares reserved for issuance under the 2008 Plan, (ii) the kind, number and option price of shares subject to outstanding stock options granted under the 2008 Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of restricted stock, deferred stock and performance shares, to maintain the same estimated fair value of the award before and after the equity restructuring. The form of such adjustment and estimate of fair value shall be determined by the Committee, in its sole discretion. Such other substitutions or adjustments will be made respecting awards hereunder as may be determined by the Committee, in its sole discretion. An adjusted option price will also be used to determine the amount payable by the Company in connection with SARs awarded under the 2008 Plan. In addition, the Committee may provide, in its discretion, for the cancellation of any outstanding incentive awards and payment in cash or other property in exchange therefor. Any adjustment, substitution or change to stock options intended to be ISOs will be made only to the extent consistent with that intent, unless the Committee determines otherwise. No adjustment, substitution or change will be made that would cause any incentive award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an incentive award that is subject to Code Section 409A to fail to satisfy any requirement of Code Section 409A.

On March 25, 2008, the closing price of the Company’s Common Stock on the New York Stock Exchange was $21.92 per share.

Federal Income Tax Consequences of Stock Options

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation that may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences or estate or gift tax considerations. This summary assumes that Common Stock acquired under the 2008 Plan will be held as a “capital asset” (generally, property held for investment) under the Code. Finally, this discussion is limited solely to stock options that may be granted under the 2008 Plan.

Nonqualified Stock Options

A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased (measured at the time of exercise) over the option exercise price. The participant’s employer will generally be entitled to a tax deduction in the same amount that the participant recognizes ordinary income.

The gain or loss recognized by a participant on a disposition of Common Stock acquired pursuant to a NSO will be short-term or long-term capital gain, depending on the participant’s holding period in the stock.

Incentive Stock Options

A participant is generally not subject to Federal income taxation upon the grant of an ISO or, if certain requirements are met, upon its timely exercise. However, the amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Code Section 55. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See “Federal Income Tax Consequences of Stock Options—Nonqualified Stock Options.”)

If shares of Common Stock acquired pursuant to a timely exercised ISO are later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the option exercise price. Under these circumstances, the participant’s employer will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the Common Stock by the participant.

If, however, a participant disposes of shares of Common Stock acquired pursuant to the exercise of an ISO within two years from the date of grant of the ISO or within one year from the date the Common Stock is transferred to him upon exercise (a “disqualifying disposition”), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant on the disqualifying disposition will be subject to tax as capital gain. In such case, the participant’s employer may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as compensation income.

Code Section 162(m)

Code Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Code Section 162(m) apply with respect to “performance-based compensation.” Options granted under the 2008 Plan are intended to constitute qualified performance-based compensation eligible for such exceptions.

Code Section 409A

ISOs and NSOs are generally exempt from the requirements of Code Section 409A if they are granted with an option exercise price equal to the fair market value of a share of Common Stock on the date of grant and contain no other deferral features. Options granted under the 2008 Plan are intended to comply with this exemption.

New Plan Benefits

It is not possible to determine at this time the future incentive awards that will be granted under the 2008 Plan if it is approved by stockholders, and no incentive awards made under the 2008 Plan prior to the date of the Annual Meeting have been made subject to such approval.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote thereon will be required for approval of the 2008 Plan. For purposes of the vote on the 2008 Plan, abstentions will have the same effect as votes against the proposal. Broker non-votes not have any effect on the result of the vote, although they will count towards the presence of a quorum. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

2008 STOCK AWARD AND INCENTIVE PLAN.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our nominees for election as directors, our continuing directors and our executive officers, as of March 14, 2008, appears below and was furnished in part by each such person. Each of our executive officers serves for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of our directors and executive officers.

Name	Age	First Elected	Position(s) Held with the Company
Terry Considine	60	September 1996	Chairman of the Board of Directors (Class II) and Chief Executive Officer

Thomas L. Rhodes	68	September 1996	Vice Chairman of the Board of Directors; Independent Director (Class III); Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee and the Compensation Committee

Bruce D. Benson	69	October 1996	Independent Director (Class II); Chairman of the Compensation Committee and Member of the Audit Committee and the Nominating and Corporate Governance Committee

Thomas Harvey	60	January 2007	Independent Director (Class I); Member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee

Bruce E. Moore	65	February 1998	Independent Director (Class III); Member of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee

Todd W. Sheets	49	November 2000	Independent Director (Class I); Chairman of the Audit Committee and Member of the Compensation Committee and the Nominating and Corporate Governance Committee

Robert G. Blatz	46	February 1999	President and Chief Operating Officer

Shannon E. Smith	42	October 2000	Chief Financial Officer and Treasurer

John J. Cunningham, Jr.	52	January 2008	Vice President, General Counsel, and Secretary

Terry Considine has been Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1996. Mr. Considine also serves as Chairman of the Board, Chief Executive Officer and President of Apartment Investment and Management Company (“AIMCO”), another publicly held real estate investment trust.

Thomas L. Rhodes has served as a director of the Company since 1996 and has been Vice Chairman of the Board of Directors of the Company since April 1998, is Chairman of the Nominating and Corporate Governance Committee, and serves as a member of the Audit Committee and the Compensation Committee. Mr. Rhodes is Chairman of National Review magazine where he has served as President since November 1992 and as a director since 1988. From 1976 to 1992, he held various positions at Goldman, Sachs & Co. and was a General Partner from 1986 until November 1992. Mr. Rhodes is Chairman of Board of Directors of the Lynde and Harry Bradley Foundation and serves as a director of AIMCO.

Bruce D. Benson has served as a director of the Company since October 1996 and serves as Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee. For the past 37 years, he has been the owner and President of Benson Mineral Group, a domestic oil and gas production company. In addition, from 1997 to 2004, Mr. Benson was Chairman, Chief Executive Officer and President of United States Exploration, Inc., an oil and gas exploration company listed on the American Stock Exchange. The stock of United States Exploration, Inc. was sold on January 28, 2004 to an unaffiliated company and Mr. Benson resigned as Chairman of the Board, Chief Executive Officer, and President. In February 2008, The Board of Regents of the University of Colorado elected Mr. Benson as President of the University.

Thomas Harvey has served as a director of the Company since January 2007 and is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Harvey is currently an adjunct professor of real estate at the Center for Real Estate Development at the Kenan-Flager Business School, University of North Carolina (Chapel Hill). From 1997 to 2003, he was the Florida Area President for Pulte Homes. In that capacity, he was responsible for Florida homebuilding operations in the Pulte, DiVosta, and Del Webb brands.

Bruce E. Moore has served as a director of the Company since July 1998 and serves as a member of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Mr. Moore was appointed President and Chief Operating Officer of the Company in February 1998. Mr. Moore resigned from his position as Chief Operating Officer, Secretary and Treasurer of the Company in November 2000; the latter two positions he had held since October 2000. Mr. Moore resigned from his position as President of the Company in July 2001. He also served as President and Chief Operating Officer of CAX until its merger with the Company on August 11, 2000. Mr. Moore is the founder and Chief Executive Officer of Brandywine Financial Services Corporation and its affiliates, a private real estate firm specializing in various aspects of the real estate industry, including asset management, consulting, development, property management, brokerage and capital formation. Mr. Moore is a director of Feldman Mall Properties, Inc., a NYSE listed REIT.

Todd W. Sheets has served as a director of the Company since November 2000 and is the Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Sheets is currently a private investor. Previously, he was a Managing Director of Pinehill Capital Partners, Inc., an investment company, and Raymond James and Associates, Inc., a financial services firm, where he was responsible for initiating and overseeing the firm’s practice in the areas of publicly traded real estate companies, its recovering markets real estate private equity program, and was a member of its Investment Policy Committee.

Robert G. Blatz was appointed President of the Company in July 2001. He was appointed Chief Operating Officer and Secretary of the Company in November 2000. He resigned as Secretary of the Company in July 2001. He functioned as the Company’s Executive Vice President from February 1999 to November 2000 (having been appointed to that position in September 1999). From June 1998 until joining the Company, he served as a Senior Associate for Coopers & Lybrand (predecessor to PricewaterhouseCoopers) as a consultant for management and financial systems.

Shannon E. Smith was appointed Chief Financial Officer of the Company in February 2001 and Secretary in July 2002. Mr. Smith joined the Company in October 2000 as Chief Accounting Officer and Treasurer. From March 1997 to October 2000, Mr. Smith served as Vice President and Chief Financial Officer of Jemison-Demsey Holding Company, and other entities controlled by Jemison Investment Company, based in Alabama. Mr. Smith is a Certified Public Accountant.

John J. Cunningham, Jr. was appointed Secretary of the Company in January 2008. Mr. Cunningham joined the Company in November 2007 as Vice President and General Counsel. From June 2002 to November 2007, Mr. Cunningham served as Executive Vice President of New Homes America, where he was responsible for legal matters, as well as new home sales and operations. Mr. Cunningham has been an active member of the Florida Bar since 1981.

There are no arrangements or understandings pursuant to which any of our directors or executive officers were selected as directors or officers. None of our directors or executive officers has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such persons. None of our directors or executive officers is a party to any material legal proceedings or has a material interest in any such legal proceedings that is adverse to the Company or any of the Company’s subsidiaries.

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines, available on our website at www.americanlandlease.com under the headings “About American Land Lease/Corporate Governance/Corporate Governance Guidelines,” adopt the definition of director independence set forth in the listing standards of the New York Stock Exchange, Inc. (the “NYSE”). The Board of Directors annually reviews the relationships that each director has with the Company and only those directors whom the Board of Directors affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered independent. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any directors may have with the Company.

The Board of Directors has affirmatively determined that each of Thomas L. Rhodes, Bruce D. Benson, Thomas Harvey, Bruce E. Moore and Todd W. Sheets are independent under the current NYSE listing standards. In making this determination, the Board of Directors evaluated whether there exists any transactions, relationships or arrangements between these individuals and the Company and determined that no material transactions, relationships or arrangements exist between the Company and any of the independent directors.

Meetings of the Board of Directors

The Board of Directors held five regularly scheduled meetings in 2007. During 2007, no director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of any committee of the Board of Directors on which he was a member. The Company invites the Board of Directors to its annual stockholders meeting, but does not require them to attend. Last year, six directors attended the annual stockholder meeting. The Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors held six meetings in 2007. The Audit Committee currently consists of five members: Messrs. Sheets (Chairman), Benson, Harvey, Moore, and Rhodes. The Audit Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix A and is available on the Company’s website at www.americanlandlease.com under the headings “About American Land Lease/Corporate Governance/Audit Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees. The Board of Directors has determined that each member of the Audit Committee is “independent,” as that term is defined in the applicable NYSE listing standards. The Board of Directors has also determined that all of the current Audit Committee members are “audit committee financial experts,” as that term is defined in Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee of the Board of Directors held four meetings in 2007. Messrs. Benson (Chairman), Harvey, Moore, Rhodes, and Sheets are the current members of this committee. The Board of Directors has determined that each current member of the Compensation Committee is “independent,” as that term is defined in the applicable NYSE listing standards. The Compensation Committee determines compensation for the Chief Executive Officer of the Company and reviews compensation policy for other executive officers. The Compensation Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix B and is available on the Company’s website at www.americanlandlease.com under the headings “About American Land Lease/Corporate Governance/Compensation Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Compensation Committee evaluates the Chief Executive Officer’s performance annually, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the Chief Executive Officer’s compensation level based on this evaluation. In addition to the foregoing, the Compensation Committee has authority to take the following actions in connection with the determination of executive compensation:

•	to review the Company’s executive compensation plans in light of the Company’s goals and objectives, and adopt or recommend to the Board of Directors new or amended executive compensation plans;

•

to evaluate annually the performance of the Company’s executive officers other than the Chief Executive Officer, and to review the decisions made by the Chief Executive Officer as to the compensation of the Company’s other executive officers and recommend changes to the Board of Directors; and

•

to review the decisions made by the Chief Executive Officer as to any perquisites or other personal benefits to the Company’s executive officers, to recommend changes to the Board of Directors, and to approve such perquisites or other personal benefits, if any, as are available to the Chief Executive Officer.

The Chief Executive Officer, with the advice of our President and Chief Operating Officer, and subject to the Compensation Committee’s responsibility for recommending equity awards and authority to review and make recommendations regarding executive compensation, determines the compensation of all other executive officers. Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the Company’s director compensation arrangements. The Compensation Committee reviews such recommendations, and may make recommendations to the full Board of Directors with respect to such matters.

The Compensation Committee’s written charter authorizes it to form subcommittees of two or more members and delegate to any subcommittee such power and authority as it deems appropriate, except for any power or authority required by law, regulation or listing standard to be performed by the full Compensation Committee. To date, the Compensation Committee has not formed any subcommittee or made any delegation of power or authority.

The Compensation Committee does not retain compensation consultants in determining or recommending executive or director compensation, although it has authority to do so pursuant to its written charter (including sole authority to retain compensation consultants to assist it and to authorize their fees and other engagement terms).

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Benson (Chairman), Harvey, Moore, Rhodes, and Sheets served on the Compensation Committee. Mr. Considine served as Chairman of the Board and Chief Executive Officer of the Company and Mr. Rhodes served as Vice Chairman of the Board of the Company. Mr. Considine is Chairman of the Board and Chief Executive Officer of AIMCO and Mr. Rhodes serves on the board of directors and on the compensation and human resources, audit, corporate governance, and nominating committees of AIMCO.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors held four meetings in 2007. Messrs. Rhodes (Chairman), Benson, Harvey, Moore, and Sheets are the current members of this committee. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined in the applicable NYSE listing standards. The Nominating and Corporate Governance Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available on the Company’s website at www.americanlandlease.com under the headings “About American Land Lease/Corporate Governance/Nominating and Corporate Committee” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. There have been no material changes to the procedures by which our stockholders may recommend nominees for directors. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 29399 US Highway 19 North, Suite 320, Clearwater, Florida 33761 and must be received by the Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Nominees may be suggested by directors, members of management, or stockholders (as discussed above). In identifying and considering each potential candidate for nomination to the Board of Directors (including those recommended by stockholders), the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, the nominee’s judgment, integrity, independence, understanding of the Company’s business or other related industries, quality of experience, the needs of the Company, the range of talent and experience already represented on the Board of Directors, and such other factors it determines are pertinent in light of the then current needs of the Board. The Nominating and Corporate Governance Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Nominating and Corporate Governance Committee sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director. The Nominating and Corporate Governance Committee might retain a third-party executive search firm to identify and introduce to the Company qualified independent director candidates for the Company’s Board of Directors, based on standards determined by the committee.

Codes of Conduct and Ethics

The Company has adopted a “Code of Ethics for Chief Executive Officer and Senior Financial Officers,” which applies to the Board of Directors and the Company’s officers and employees, but with specific requirements for our Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer (the “Code of Ethics”). The Company has also adopted a “Code of Business Conduct and Ethics” that applies to the Board of Directors and the Company’s officers and employees (the “Code of Business Conduct”). The Code of Business Conduct is intended to focus the Board of Directors, the individual directors and the Company’s executive officers on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code of Business Conduct covers all areas of professional conduct relating to service on the Board of Directors and as an executive officer of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full texts of both the Code of Ethics and the Code of Business Conduct are available on the Company’s website, at www.americanlandlease.com under the headings “About American Land Lease/Corporate Governance/Code of Ethics” and “About American Land Lease/Corporate Governance/Code of Conduct” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which provide guidelines on director qualifications and responsibilities, responsibilities of key board committees, director compensation, and other subjects concerning corporate governance. The full texts of the Corporate Governance Guidelines are available on the Company’s website, at www.americanlandlease.com under the headings “About American Land Lease/Corporate Governance/Corporate Governance Guidelines” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to American Land Lease, Inc., Attn: Secretary, 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761.

Executive Sessions

Executive sessions or meetings of non-management directors are held regularly (at least four times a year) to review the report of the independent auditor, the criteria upon which the performance of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers is based, the performance of the Chairman of the Board of Directors and Chief Executive Officer against such criteria, the compensation of the Chairman of the Board of Directors and Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chairman of the Board of Directors and Chief Executive Officer for a general discussion of relevant subjects.

Presiding Director

The Chairmen of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of their respective committee. A lead independent director is designated to preside at executive sessions. Currently, our lead independent director is Thomas L. Rhodes. The Company’s experience has indicated that this practice provides leadership at all of the meetings or executive sessions of independent directors. Stockholders of the Company may communicate with the presiding director or with the non-management directors as a group in the manner set forth above under the caption “Stockholder Communications to the Board of Directors-Annual Report.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Our executive officers and directors, and persons who own more than ten percent of our common stock or Class A Cumulative Redeemable Preferred Stock are required, under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the SEC and the NYSE. Copies of those reports also must be furnished to us. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our reporting persons were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Philosophy of Executive Compensation

The objectives of the Company’s executive compensation programs are to attract, retain and motivate highly qualified executive officers to execute our business plan. Our philosophy is to tie pay to performance, which we seek to accomplish by comparing our “Total Stockholder Return” (or “TSR”) to the TSR of all other small cap equity REITs, manufactured home REITs and the NAREIT Equity Index, all as reported by the National Association of Real Estate Trusts (known as “NAREIT”), in the context of significant compensation decisions. For purposes of compensation, we define TSR as the total of the closing price of our common stock on the NYSE less the closing price for the prior year-end, divided by the closing price of the prior year-end. TSR is calculated assuming dividends are reinvested on a quarterly basis. Our executive compensation is designed to induce and reward performance that increases TSR. In addition to TSR, we consider various objective and subjective measures of performance as further discussed below.

Accordingly, we emphasize equity awards over cash compensation in order to align management incentives with stockholders’ interests. We generally require meaningful vesting requirements in order to extend management’s commitment to long-term TSR and continued service to the Company. In furtherance of those goals, different equity awards to our Chief Executive Officer, Chief Operating Officer and President, Chief Financial Officer, and Vice-President and General Counsel vest either based on continued service to the Company over a period of three to six years, or based on management’s ability to lead the Company in outperforming one of our benchmark indices, depending on the specific award. Additionally, the cash component of our executive compensation is benchmarked against the cash compensation paid to executive officers of other small cap equity REIT’s, with adjustments based on relative TSR.

Our Chief Executive Officer’s compensation is determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee includes all of the Company’s independent directors and is comprised solely of those independent directors. The Chief Executive Officer receives no base pay, in part because he does not work full-time at the Company. The Compensation Committee considers the Chief Executive Officer’s compensation based on 50% of compensation paid to the average of Chief Executive Officers and Chairmen, weighted by position 25% and 75%, respectively, of all other small cap equity REITs as reported by NAREIT, with adjustments based on relative TSR. Once the dollar amount of the Chief Executive Officer’s compensation has been determined by the Committee, the Chief Executive Officer is given a choice of currencies among cash, restricted stock and stock options.

The Chief Executive Officer, with the advice of Robert G. Blatz, our President and Chief Operating Officer, and the Compensation Committee, and subject to the Compensation Committee’s responsibility for recommending equity awards and authority to review and make recommendations regarding executive compensation, determines the compensation of all other executive officers. In setting compensation for the Company’s other executive officers, the Chief Executive Officer refers to the survey of compensation paid to officers of all other small cap equity REITs as reported by NAREIT and makes such adjustments as he believes are appropriate. For example, in consideration of the limited time that the Chief Executive Officer spends on Company matters, the Chief Executive Officer compares Mr. Blatz’s compensation to the average compensation paid to CEOs and COOs, weighted by position 75% and 25%, respectively, at all other small cap equity REITs as reported by NAREIT, compares Shannon E. Smith’s, our Chief Financial Officer, compensation to the average compensation paid to COOs and CFOs, weighted by position 75% and 25%, respectively, at all other small cap equity REITs as reported by NAREIT and compares John J. Cunningham, Jr.’s, our Vice President and General Counsel, compensation to the average compensation paid to similar positions at all other small cap equity REITs as reported by NAREIT. We have not retained a compensation consultant.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary. Base salaries for our named executive officers, except for the Chief Executive Officer as discussed above, are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually during the first calendar quarter and adjustments are made based on the Chief Executive Officer’s judgment and with reference to the compensation survey for all other small cap equity REITs as reported by NAREIT.

For 2007, the base salaries for Messrs. Blatz and Smith were $240,000 and 200,000, respectively. When their 2007 cash bonuses of $90,000 and $65,000, respectively, are added, the total cash compensation received by each of them constitutes significantly less than half of their respective “Total Compensation” for 2007 of approximately $830,000 and $580,000 that is set forth on the “Summary Compensation Table” below. This allocation is indicative of our emphasis on equity awards over cash compensation for the reasons discussed above.

Annual Bonus. During the first calendar quarter, the Chief Executive Officer determines the annual bonus for the other named executive officers. The Compensation Committee determines the annual bonus for the Chief Executive Officer, reviews the annual bonuses for other officers, and exercises its responsibility for equity awards. Annual bonuses are used to compensate named executive officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives relate generally to such factors as (i) growth in property operating results, (ii) completion of development projects, (iii) home sales profitability, (iv) financings and capital raised, and (v) TSR.

Annual bonuses are allocated among cash, stock, and stock-based awards and are paid in the first calendar quarter. Consistent with our philosophy of emphasizing equity awards of cash compensation, the cash component of annual bonuses has ranged from 5% to 20% of the total bonus over the past three years, and the percentage paid in equity is increased as the amount of the annual bonus is increased. As noted above, the purpose is to emphasize the long-term alignment of the interests of stockholders and the named executive officers. The stock and stock-based awards components of annual bonuses generally have contained vesting provisions which result in forfeiture of all or a portion of the award in the event of an executive’s separation from the Company prior to the passage of a three to five year vesting period, depending on the type of award.

For 2007, annual bonuses were awarded to the Chief Executive Officer of $303,500, to the President and Chief Operating Officer of $299,500 and to the Chief Financial Officer of $242,500. The annual bonus for the Chief Executive Officer was paid $303,500 in the issuance of 181,737 stock options with a strike price of $19.92, which was the closing price of our common stock reported on the NYSE on the date of grant, which vest in equal annual installments over five years. The annual bonus for the President and Chief Operating Officer was paid $90,000 in cash, $100,000 in the issuance of 59,880 stock options with a strike price of $19.92, which was the closing price of our common stock reported on the NYSE on the date of grant, which vest in equal annual installments over four years, $4,600 in the issuance of 231 shares of restricted stock, which vest in equal installments over four years and $597,600 in the issuance of 30,000 shares of restricted stock, which vest over six years. The annual bonus for the Chief Financial Officer was paid $65,000 in cash, $85,000 in the issuance of 50,898 stock options with a strike price of $19.92, which was the closing price of our common stock reported on the NYSE on the date of grant, which vest in equal annual installments over four years, $5,083 in the issuance of 255 shares of restricted stock, which vest in equal annual installments over four years, and $498,000 in the issuance of 25,000 shares of restricted stock, which vest in installments over six years.

Pursuant to our compensation programs, equity awards are assigned the same value in compensation as for financial reporting purposes. Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123R requires all share-based employee compensation, including grants of stock options, to be recognized in the financial statements based on fair value.

Stock Options, Restricted Stock and High Performance Shares

Stock Options. Stock option grants are made annually during the first calendar quarter as part of the annual bonus. In addition, stock option grants are sometimes made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other specific retention objectives. The amount of grants made as part of the annual bonus are determined as described above and are made by the Board of Directors, on recommendation of the Compensation Committee, at its first meeting of the calendar year or, on occasion, by a subsequent telephonic meeting if time is required to answer questions by the Compensation Committee.

Stock options granted by us typically have a ten-year term, an exercise price equal to the fair market value of our common stock on the day of grant, and vest over a four or five year period with equal annual installments vesting on the successive anniversaries of the grant date.

Restricted Stock. Restricted stock grants are made annually during the first calendar quarter as part of the annual bonus. In addition, restricted stock grants are sometimes made at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. The amount of grants made as part of the annual bonus are determined as described above and are made by the Board of Directors, on recommendation of the Compensation Committee, at its first meeting of the calendar year or, on occasion, by a subsequent telephonic meeting if time is required to answer questions by the Compensation Committee.

Restricted stock grants vest over a four to six year period. The four-year grants have equal annual installments vesting on the successive anniversaries of the grant date. The six-year grants vest 15% on the fourth, 35% on the fifth, and 50% on the sixth anniversaries of the grant date. Generally, the recipient is considered to be the owner of the shares and is entitled both to vote the unvested shares and to receive the dividends, if any, paid on such shares.

High Performance Stock Grants. The Company has adopted a program that provides for annual grants of high performance stock (or “HPS”) awards to its named executive officers in each of fiscal years 2003-2010. The HPS program has been ratified by a vote of our stockholders.

HPS grants are awards of restricted stock of the Company that vest (i.e., that are released from forfeiture contingencies) based upon attainment of specified performance objectives. During the vesting period, holders of HPS awards have all the rights of a stockholder with respect to the HPS, including the receipt of dividends, but any sale or transfer is prohibited. The allocation of HPS awards is determined in the first calendar quarter. The Compensation Committee determines the allocation to the Chief Executive Officer and the Chief Executive Officer determines the allocation to other senior executives, subject to review and approval by the Compensation Committee and Board of Directors.

The HPS awards vest based upon the extent, if any, that the total return realized by stockholders of the Company exceeds the average total return of the Equity REIT Index, as reported by NAREIT, for the ten-year period ending on the calendar year immediately preceding the grant. The total return for the Company is measured over a three-year performance period that starts on January 1 of the year in which the grant is made, and ends on December 31 three years later (which date is also know as the “final valuation date”). To the extent that shares are not vested as of the final valuation date, such shares are forfeited and returned to the Company. Vesting is achieved ratably on the final valuation date to the extent that the total annual return realized by stockholders for the three-year performance period exceeds the ten-year average total return of the Equity REIT Index at the beginning of the performance period, with 100% vesting achieved if the total annual return realized by stockholders exceeds the Equity REIT Index by an annual amount of 5% or more. If the actual total return does not exceed the Equity REIT Index, all of the HPS, but none of the dividends already paid with respect to such HPS, are forfeited and returned to the Company. In recent years, the Company has awarded HPS to its named executive officers on an annual basis. As a result, December 31 of 2007 was a final valuation date, and December 31 of 2008, 2009 and 2010 are final valuation dates.

Based upon the total shareholder return realized over the three-year period ended December 31, 2007 (excluding consideration of reinvested dividends), the Company did not outperform the Equity REIT Index. Based upon a 5% target for full vesting, none of the applicable HPS awards vested as of December 31, 2007. As a result, our Chief Executive Officer forfeited 5,000 shares, our President and Chief Operating Officer forfeited 45,000 shares, and our Chief Financial Officer forfeited 25,000 shares.

During the Compensation Committee’s meeting in the first calendar quarter of 2008, the Compensation Committee ratified the issuance and grant of 65,000 HPS for the performance period from January 1, 2008 through December 31, 2010. Our Chief Executive Officer was granted 5,000 HPS, our President and Chief Operating Officer was granted 35,000 HPS and the Chief Financial Officer was granted 25,000 HPS. Vesting will be achieved on the final valuation date of December 31, 2010 to the extent that excess value has been realized. In order for the executives’ HPS to vest fully on the final valuation date, the actual total return to stockholders for the three-year period is required to exceed the Equity REIT Index total return by 5%. The Equity REIT Index applicable to the award is 10.49% and the annual return required to achieve full vesting is 15.49%. In the event that the total shareholder return over the three-year performance period is not greater than 10.49% annually, the HPS will not vest and the HPS, but not any dividends which may have been paid with respect to such HPS, will be forfeited and returned to the Company.

Once the HPS are vested, they are further restricted and cannot be transferred for a two-year period, with the exception that a sufficient number of shares may be sold in order to pay income taxes resulting from the shares vesting. Dividends are paid on the HPS in the same amounts and at the same time as dividends, if any, are paid on outstanding Company stock.

Other Compensation

The Company’s officers receive no other benefits or perquisites except those from their participation with other Company employees in health benefit, 401(k) savings programs, car allowance and the Company’s payment of life insurance premiums on their behalf. Each of those benefits is available to all full-time employees of the Company, with the level of the benefit being tied to the employee’s base compensation and job duties.

Change in Control Benefits

The 1998 Stock Incentive Plan provides for the immediate vesting of stock and stock-based awards in the event of a change in control. This provision assists us in attracting and retaining management willing to defer a substantial portion of their compensation through vesting. Our change in control provisions for the named executive officers are summarized in “Potential Payments upon Termination or Change in Control.”

Officer Severance Pay

The Company does not currently have contractual severance pay arrangements with any executive officer.

Executive Compensation

The following table sets forth, in summary form, the compensation for the fiscal year ended December 31, 2007 of our Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer who constitute all of the Company’s “Named Executive Officers” for such fiscal year pursuant to Securities and Exchange Commission rules.

AMERICAN LAND LEASE, INC.

2006 AND 2007 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)		Option Awards ($) (f)	All Other Compensation ($) (i)		Total ($) (j)
Terry Considine Chairman and Chief Executive Officer	2007 2006	— —	— —	(1) (2)	159,511 184,221	(3) (4)	167,158 106,200	10,493 14,711	(6) (7)	337,162 305,132

Robert G. Blatz President and Chief Operating Officer	2007 2006	240,000 240,000	90,000 40,000	(1) (2)	418,334 518,479	(3) (4)	73,225 50,204	8,348 13,615	(8) (9)	829,907 862,298

Shannon E. Smith Chief Financial Officer, and Treasurer	2007 2006	200,000 200,000	65,000 25,000	(1) (2)	263,599 303,246	(3) (4)	46,014 30,900	5,135 9,181	(10) (11)	579,748 568,327

(1)	This does not include 181,737 stock options with an exercise price of $19.92 per share awarded to our Chief Executive Officer, 59,880 stock options with an exercise price of $19.92 and 30,231 shares of restricted stock awarded to our President and Chief Operating Officer and 50,898 stock options with an exercise price of $19.92 and 25,255 shares of restricted stock awarded to our Chief Financial Officer, in each case, in the first quarter of fiscal 2008 as part of their respective bonuses for 2007. These awards are not included in this column or elsewhere in the Summary Compensation Table because no expense with respect to them was recognized for financial reporting purposes in accordance with FAS 123(R) in fiscal 2007. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Bonus” for more information on these awards.
(2)	This does not include 80,429 stock options with an exercise price of $27.65 per share and 3,367 shares of restricted stock awarded to our Chief Executive Officer, 26,810 stock options with an exercise price of $27.65 and 2,231 shares of restricted stock awarded to our President and Chief Operating Office and 18,901 stock options with an exercise price of $27.65 and 723 shares of restricted stock awarded to our Chief Executive Officer, in each case, in the first quarter of fiscal 2007 as part of their respective bonuses for 2006. These awards are not included in this column or elsewhere in the Summary Compensation Table because no expense with respect to them was recognized for financial reporting purposes in fiscal 2006. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Bonus” for more information on these awards.
(3)

This column represents the expense amount recognized for financial statement reporting purposes for the fiscal year indicated, in accordance with FAS 123R, Share Based Payment. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to note I to the Company’s financial statements in the Form 10-K for the year ended December 31, 2007. See the “Grants of Plan-Based Awards” table for information on awards made in 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. During 2007, Mr. Considine forfeited 5,000 high performance shares, Mr. Blatz forfeited 45,000 high performance shares and Mr. Smith forfeited 25,000 high performance shares. For additional information regarding restricted shares and high performance shares, see “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares” above. For additional information regarding individual grants of restricted shares and high performance shares in 2007, see the “Grants of Plan-Based Awards Table” below.

(4)	This column represents the expense amount recognized for financial statement reporting purposes for the fiscal year indicated, in accordance with FAS 123R, Share Based Payment. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to note J to the Company’s financial statements in the Form 10-K for the year ended December 31, 2006. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. During 2006, Mr. Considine forfeited 2,525 high performance shares, Mr. Blatz forfeited 20,202 high performance shares and Mr. Smith forfeited 10,101 high performance shares. For additional information regarding restricted shares and high performance shares, see “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares” above. For additional information regarding individual grants of restricted shares and high performance shares in 2006, see the “Grants of Plan-Based Awards Table” below.
(5)	This column represents the expense amount recognized for financial statement reporting purposes with respect to the years presented for the fair value of stock options granted to each of the named executives in 2006 and 2007, as applicable, as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to the grants reflected in this column, refer to note I to the Company’s financial statements in the Form 10-K for the year ended December 31, 2007. See the “Grants of Plan-Based Awards” table for information on options granted in 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.
(6)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2007, Mr. Considine received dividends totaling $10,493 on unvested restricted stock of 10,493 shares, which amount is included in the table above under the column “Other Compensation.”
(7)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2006, Mr. Considine received dividends totaling $14,711 on unvested restricted stock of 14,711 shares, which amount is included in the table above under the column “Other Compensation.”
(8)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2007, Mr. Blatz received dividends totaling $8,348 on unvested restricted stock of 8,348 shares, which amount is included in the table above under the column “Other Compensation.”
(9)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2006, Mr. Blatz received dividends totaling $13,615 on unvested restricted stock of 13,615 shares, which amount is included in the table above under the column “Other Compensation.”
(10)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2007, Mr. Smith received dividends totaling $5,135 on unvested restricted stock of 5,135 shares, which amount is included in the table above under the column “Other Compensation.”
(11)	Holders of restricted stock awards are entitled to receive the dividends thereto commencing on the date of grant. During 2006, Mr. Smith received dividends totaling $9,181 on unvested restricted stock of 9,181 shares, which amount is included in the table above under the column “Other Compensation.”

The “Summary Compensation Table” above reflects the cash portion of the annual bonus and the compensation expense recognized by the Company during 2007 and 2006 with respect to stock-based compensation. As a result, the annual bonus amount that is paid in the form of stock-based compensation and that is discussed above in “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares” cannot be directly reconciled to the amounts shown in the “Summary Compensation Table” which include amounts awarded in previous years which became vested during 2007 and 2006 and which exclude amounts awarded with respect to 2007 and 2006 and previous years which did not vest during 2007 or 2006, including the HPS issued during the first calendar quarter of 2008.

The “Summary Compensation Table” does not include columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” since there was no compensation covered by such items awarded to, earned by, or paid to any of the Named Executive Officers in 2007.

AMERICAN LAND LEASE, INC.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards : Number of Shares(1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Thres- hold (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Terry Considine Chairman and Chief Executive Officer	1/31/07 1/31/07 1/31/07	1	0	5,000	3,367	(2)	80,429	(2)	$27.65	$ $ $	36,900 93,100 300,000
Robert G. Blatz President and Chief Operating Officer	1/31/07 1/31/07 1/31/07	4	0	35,000	2,231	(3)	26,810	(3)	$27.65	$ $ $	258,300 61,700 100,000
Shannon E. Smith Chief Financial Officer and Treasurer	1/31/07 1/31/07 1/31/07	3	0	25,000	723	(3)	18,901	(3)	$27.65	$ $ $	184,500 20,000 70,500

(1)	On January 31, 2007, Mr. Considine was awarded 5,000 shares of high performance stock (or “HPS”), Mr. Blatz was awarded 35,000 HPS and Mr. Smith was awarded 25,000 HPS. The HPS awarded to Messrs. Considine, Blatz and Smith were granted under the terms of the Company’s 1998 Stock Incentive Plan and have the same terms. The HPS vest, if at all, on December 31, 2009, based upon the extent to which, if at all, the total return realized by stockholders of the Company exceeds the ten year average total return of the Equity REIT Index for the ten year period ended December 31, 2006, as reported by NAREIT. The total return realized by stockholders of the Company is measured over a three-year period that begins on January 1, 2007 and ends on December 31, 2009. If such total return realized by stockholders exceeds such average total return of the Equity REIT Index by 0.01%, then the total award would be 1, 4, and 3, shares for Messrs. Considine, Blatz and Smith, respectively, as reported in column (f). For the HPS to fully vest on December 31, 2009, the total return over the three-year period must exceed the Equity REIT Index total return by 5%. In the event of full vesting, the total award would be 5,000, 35,000 and 25,000 shares for Messrs. Considine, Blatz and Smith, respectively, as reported in column (h). The Equity REIT Index total return was 14.48% for the ten year period ending December 31, 2006; as such, in order for the HPS to fully vest, the actual total return over the three years is required to be 19.48%. If the actual total return for the three- year period is between 14.48% and 19.48%, then a ratable portion of the shares would vest. To the extent that such shares are not vested as of December 31, 2009, such shares, but none of the dividends paid in respect thereof during the three-year period, are forfeited and returned to the Company. The targeted future payout reported above is based upon applying the performance level achieved for the most recent fiscal year to the current period award. For the HPS with a final measurement date of December 31, 2007, the total annual shareholder return over the three-year period was 10.49%. If the total shareholder return for stockholders of the Company for the three-year performance period applicable to awards granted on January 31, 2007 is equal to the 10.49%, then the threshold return of 14.48% would not be exceeded, resulting in a forfeiture of all HPS awards for Messrs. Considine, Blatz and Smith, respectively, as reported in column (g). The target return reported here is not expected to be indicative of the current award’s actual results as there are many factors which influence total shareholder return.

(2)	Mr. Considine’s compensation in 2006 was awarded on January 31, 2007, and was comprised of 3,367 shares of restricted stock with a value of $93,100 (based upon the closing market price of $27.65 at the date of grant) and options to acquire 80,429 shares of the Company’s common stock at a per share price of $27.65, with an aggregate grant date present value of $300,000. The restricted stock vests equally in four annual installments beginning on the first anniversary date of the date of grant and the stock options vest equally in five annual installments beginning on the first anniversary of the date of grant. Holders of restricted stock awards are entitled to receive the dividends in respect thereof commencing on the date of grant.
(3)	As a part of 2006 compensation, on January 31, 2007, Messrs. Blatz and Smith were each granted restricted stock awards of 2,231 shares and 723 shares, respectively. The value of these awards at the date of grant based upon the closing market price of $27.65 was $61,700 and $20,000, respectively. Holders of restricted stock awards are entitled to receive the dividends in respect thereof commencing on the date of grant. In addition and as a part of 2006 compensation, on January 31, 2007, Messrs. Blatz and Smith were granted options to acquire 26,810 shares and 18,901 shares, respectively, of the Company’s common stock at a per share exercise price of $27.65, with an aggregate grant date present value of $100,100 and $70,500, respectively. The restricted stock and options vest equally in four annual installments beginning on the first anniversary of date of grant.

The “Grants of Plan-Based Awards Table” does not include a column for “Estimated Future Payouts Under Non-Equity Inventive Plan Awards” since there was no compensation covered by such item awarded to, earned by, or paid to any of the Named Executive Officers in 2007.

AMERICAN LAND LEASE, INC.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5) (j)

Terry Considine Chairman and Chief Executive Officer	300,000 12,346 7,500 7,416 34,859 —	— — 2,500 7,415 139,437 80,429	— — — — —	$19.375 14.390 19.840 23.050 24.800 27.650	4/21/2008 2/5/2013 2/5/2014 1/25/2015 2/2/2016 1/31/2017	10,493	$208,076	10,000	$198,300

Robert G. Blatz President and Chief Operating Officer	40,000 12,346 22,500 7,416 10,123 —	— — 7,500 7,415 30,370 26,810	— — — — — —	13.438 14.390 19.840 23.050 24.800 27.650	9/12/2009 2/5/2013 2/5/2014 1/25/2015 2/2/2016 1/31/2017	8,348	$165,541	70,000	$1,388,100

Shannon E. Smith Chief Financial Officer and Treasurer	12,346 15,000 5,297 5,282 —	— 5,000 5,296 15,845 18,901	— — — — —	14.390 19.840 23.050 24.800 27.650	2/5/2013 2/5/2014 1/25/2015 2/2/2016 1/31/2017	5,135	$101,827	50,000	$991,500

(1)	The option awards reported in the table above vest and become exercisable pursuant to time-based vesting schedules in either four or five annual installments of 25% and 20%, respectively, starting on the first anniversary of the date of grant. The following table sets forth the vesting of the option awards listed above:

Name	Grant Date	Option Shares	Vesting Period	Date Fully Vested (assuming continuous service)
Terry Considine	4/21/1998 2/5/2003 2/5/2004 1/25/2005 2/2/2006 1/31/2007	300,000 12,346 10,000 14,831 174,296 80,429	4 years 4 years 4 years 4 years 5 years 5 years	4/21/2002 2/5/2007 2/5/2008 1/25/2009 2/2/2011 1/31/2012

Robert G. Blatz	9/13/1999 2/5/2003 2/5/2004 1/25/2005 2/2/2006 1/31/2007	40,000 12,346 30,000 14,831 40,493 26,810	3 years 4 years 4 years 4 years 4 years 4 years	9/13/2002 2/5/2007 2/5/2008 1/25/2009 2/2/2010 1/31/2011

Shannon E. Smith	2/5/2003 2/5/2004 1/25/2005 2/2/2006 1/31/2007	12,346 20,000 10,593 21,127 18,901	4 years 4 years 4 years 4 years 4 years	2/5/2007 2/5/2008 1/25/2009 2/2/2010 1/31/2011

(2)	The stock awards reported in the “Number of Shares or Units of Stock That Have Not Vested” column vest and become exercisable pursuant to time-based vesting schedules in four annual installments of 25% starting on the first anniversary of the date of grant:

Name	Grant Date	Shares	Vesting Period	Date Fully Vested (assuming continuous service)
Terry Considine	2/5/2004 1/25/2005 2/2/2006 1/31/2007	7,974 6,941 2,218 3,367	4 years 4 years 4 years 4 years	2/5/2008 1/25/2009 2/2/2010 1/31/2011

Robert G. Blatz	2/5/2004 1/25/2005 2/2/2006 1/31/2007	11,069 651 4,032 2,231	4 years 4 years 4 years 4 years	2/5/2008 1/25/2009 2/2/2010 1/31/2011

Shannon E. Smith	2/5/2004 1/25/2005 2/2/2006 1/31/2007	4,859 651 3,381 723	4 years 4 years 4 years 4 years	2/5/2008 1/25/2009 2/2/2010 1/31/2011

(3)	The market value was determined based upon the closing stock price on December 31, 2007 of $19.83 multiplied by the number of shares that have not vested in column (g).
(4)	The stock awards reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column are HPS awards and vest and become exercisable based upon the achievement of performance milestones. The number of shares unvested includes all HPS awards that have not vested, which are comprised of 5,000 shares, 35,000 shares and 25,000 shares issued to Messrs. Considine, Blatz and Smith, respectively, with a measurement date of December 31, 2008, and 5,000 shares, 35,000 shares and 25,000 shares issued to Messrs. Considine, Blatz and Smith, respectively, with a measurement date of December 31, 2009. See “Compensation Discussion and Analysis—Stock Options, Restricted Stock and High Performance Shares” above for more information on the vesting of HPS.
(5)	The market value was determined based upon the closing stock price on December 31, 2007 of $19.83 multiplied by the number of shares that have not been earned and vested in column (i).

AMERICAN LAND LEASE, INC.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(1) ($) (e)

Terry Considine Chairman and Chief Executive Officer	—	—	7,585	$212,069
Robert G. Blatz President and Chief Operating Officer	—	—	7,498	$210,400
Shannon E. Smith Chief Financial Officer and Treasurer	—	—	4,769	$133,773

(1)	The aggregate dollar amount realized upon vesting is determined by multiplying the number of shares of stock that vested in 2007 by the market value of the underlying shares on the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company does not have employment contracts, termination of employment or change-in-control arrangements with any of the Named Executive Officers.

The 1998 Stock Incentive Plan and the agreements pursuant to which options and awards of restricted stock and high performance shares have been made to Messrs. Considine, Blatz, Smith, and Cunningham provide that in the event of a “change in control” of the Company, all outstanding stock and stock option awards will vest in full. For these purposes, the term “change in control” generally means:

•

an acquisition by any person of beneficial ownership of 20% or more of the Company’s common stock, except in connection with a merger where the Company’s stockholders retain control of the Company after such merger, the Company’s Board of Directors in place prior to such merger continues to constitute at least two-thirds of the Board of Directors of the entity surviving such merger, or no person holds more than 15% voting power of the entity surviving such merger;

•

the individuals who constitute the Board of Directors as of the effective date of the 1998 Stock Incentive Plan cease for any reason to constitute at least two-thirds of the Board of Directors, except that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Board of Directors, such new director’s election shall not be counted towards a “change in control;” or

•

the approval by the Company’s stockholders of a complete liquidation or dissolution, sale of all or substantially all of the Company’s assets, merger, consolidation, share exchange or reorganization involving the Company, except in connection with a merger where the Company’s stockholders retain control of the Company after such merger, the Company’s Board of Directors in place prior to such merger continues to constitute at least two-thirds of the Board of Directors of the entity surviving such merger, or no person holds more than 15% voting power of the entity surviving such merger.

Additionally, the agreements pursuant to which options and awards of restricted stock and high performance shares have been made to Messrs. Considine, Blatz Smith, and Cunningham provide that upon termination of employment due to death or disability, all outstanding shares of restricted stock and high performance shares become immediately and fully vested.

The potential payments to the Named Executive Officers upon a change in control or termination as a result of death or disability are shown in the table below.

AMERICAN LAND LEASE, INC.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Option Awards			Stock Awards
Name (a)	Number of Shares Vested Upon Change in Control (#) (b)	Value Realized on Change in Control(1) ($) (c)		Number of Shares Vested Upon Change in Control or Termination of Employment Due to Death or Disability (#) (d)	Value Realized on Change in Control or Termination of Employment Due to Death or Disability(3) ($) (e)

Terry Considine Chairman and Chief Executive Officer	229,781	0	(2)	20,493	$406,376
Robert G. Blatz President and Chief Operating Officer	72,095	0	(2)	78,348	$1,553,641
Shannon E. Smith Chief Financial Officer and Treasurer	45,042	0	(2)	55,135	$1,093,327

(1)	The aggregate dollar value realizable with respect to option shares that vest upon a change in control is derived by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Company’s common stock on the date of change in control and (ii) the per share option exercise price. For purposes of this table, we have calculated the value as if the change in control occurred on December 31, 2007.
(2)	Value realized would be zero as the strike price was greater than the closing price of the Company’s common stock on December 31, 2007.
(3)	The aggregate dollar value realizable with respect to restricted stock that vests upon a change in control or termination due to death or disability is determined by multiplying the number of shares of such stock by the closing price of the Company’s common stock on the date of change in control or termination due to death or disability. For purposes of this table, we have calculated the value as if the change in control or such termination occurred on December 31, 2007.

DIRECTOR COMPENSATION

Compensation of Directors

During 2007, each non-employee director received an annual retainer of approximately $39,000 payable in a grant of 1,400 shares of the Company’s common stock, which shares were issued January 31, 2007 with a value of $27.65 per share on the date of grant. During 2007, independent directors also were entitled to a fee of $500 for attendance at each meeting of the Board of Directors or any committee thereof.

Additionally, our 1998 Stock Incentive Plan provides that all of our non-employee directors are automatically entitled to annual grants of market-price options to acquire 2,800 shares of the Company’s common stock on the date of each annual meeting of stockholders. Pursuant to the 1998 Stock Incentive Plan, these options are immediately exercisable upon grant and have a term of ten years. In January 2007, the Board of Directors voted to waive the automatic option grant for 2,800 shares issuable on the date of the 2007 Annual Meeting of Stockholders.

Compensation for the non-employee directors in 2008 is an annual retainer of approximately $35,000 payable in a grant of 1,750 shares of the Company’s common stock, which shares were issued January 30, 2008, a fee of $500 for attendance at each meeting of the Board of Directors or any committee thereof. In January 2008, the Board of Directors voted to waive the automatic option grant for 2,800 shares issuable on the date of the 2008 Annual Meeting of Stockholders.

Terry Considine, our only employee director, does not receive any additional compensation for service on the Board of Directors, or for attendance at meetings of the Board of Directors or any committee thereof.

AMERICAN LAND LEASE, INC.

2007 DIRECTOR COMPENSATION TABLE(1)

Name (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Total ($) (h)

Thomas L. Rhodes	9,000	38,710	47,710
Bruce D. Benson	9,500	38,710	48,210
Thomas Harvey	9,500	38,710	48,210
Bruce E. Moore	7,000	38,710	45,710
Todd W. Sheets	9,500	38,710	48,210

(1)	The “2007 Director Compensation Table” does not include a column for “Estimated Future Payouts Under Non-Equity Inventive Plan Awards” since there was no compensation covered by such item awarded to, earned by, or paid to any of the Directors in 2007.
(2)	The aggregate dollar value paid a director for compensation in 2007 for attendance at each meeting of the Board of Directors and each meeting of any committee thereof.
(3)	During 2007, each independent director received an annual retainer of approximately $38,710 payable in a grant of 1,400 shares of the Company’s common stock, which shares were issued January 31, 2007 with a value of $27.65 per share on the date of grant, calculated in accordance with FAS 123(R).

The “Director Compensation Table” does not include columns for “Option “Awards,” “Non-Equity Incentive Compensation Plans,” or ‘Change in Pension Value and Non-Qualified Deferred Compensation Earnings” because there was no compensation covered by any such items awarded to, earned by or paid to any non-employee director in 2007.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:
Date: March 31, 2008	Bruce D. Benson (Chairman)
Thomas Harvey
Bruce E. Moore
Thomas L. Rhodes
Todd W. Sheets

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the 2007 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Board of Directors governs the Audit Committee.

The Audit Committee reviewed with the Company’s management and the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during fiscal year 2007.

Each of the Audit Committee members has represented that they do not have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the 2007 Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE:
Date: March 31, 2008	Todd W. Sheets (Chairman)
Bruce D. Benson
Thomas Harvey
Bruce E. Moore
Thomas L. Rhodes

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT(1)

The table below sets forth, as of March 14, 2008, the number of shares of our common stock beneficially owned by (1) each person known by the Company to be a beneficial owner of more than 5% of our common stock; (2) each director and nominee for director; (3) each of our executive officers; and (4) all of our directors, director nominees and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)	Percentage of Common Stock Outstanding(3)	Number of Operating Partnership Units(4)	Percentage Ownership of the Company(5)
Directors
Terry Considine(6)	1,071,127	13.0%	290,096	14.8%
Thomas L. Rhodes(7)	244,117	3.1%	170,979	4.6%
Bruce D. Benson(9)	215,996	2.7%	81,928	3.4%
Thomas Harvey	5,150	* *	—	* *
Bruce E. Moore(8)	95,028	1.2%	25,355	1.4%
Todd W. Sheets(13)	67,859	1.0%	—	1.0%

Named Executive Officers Who Are Not Directors(10)
Robert G. Blatz(11)	397,966	5.0%	—	4.5%
Shannon E. Smith(12)	289,209	3.7%	—	3.3%
John J. Cunningham, Jr.	5,000	* *	—	* *

Principal Stockholders
The Wilder Corporation of Delaware(14)	607,281	7.8%	62,350	7.6%
Cliffwood Partners(15)	632,900	8.1%	—	7.2%
Michael Roth & Brian J. Stark(16)	394,051	5.1%	—	4.5%

All directors and executive officers as a group (9 persons)	2,391,452	27.5%	568,358	30.6%

**	owns less than 1% of the outstanding common stock
(1)	Includes, where applicable, shares owned by such person’s minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed and such person’s address is 29399 U.S. Hwy 19 North, Suite 320, Clearwater, Florida 33761.
(2)	Excludes shares of common stock issuable upon redemption of limited partnership units of Asset Investors Operating Partnership (“OP Units”). After a one-year holding period, OP Units may be tendered for redemption and, upon tender, may, at the Company’s option, be redeemed for cash or acquired by the Company for shares of common stock at an exchange ratio of one share of common stock for each OP Unit tendered (subject to adjustment). All currently outstanding OP Units may be tendered for redemption immediately.
(3)	Represents the number of shares of common stock beneficially owned by each person, excluding shares of common stock issuable upon redemption of OP Units, divided by the total number of shares of common stock outstanding. Any shares of common stock which may be deemed to be beneficially owned by that person are deemed outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by that person, but not any other person. At March 14, 2007, approximately 7,800,000 shares, excluding OP Units, were outstanding.
(4)	Through wholly owned subsidiaries, the Company acts as general partner of, and, as of February 28, 2008, holds approximately 89% of the interests in the Asset Investors Operating Partnership. If all OP Units were acquired by the Company for common stock, such shares of common stock would constitute approximately 13.0% of the then outstanding shares of common stock.

(5)	Represents the number of shares of common stock beneficially owned, divided by the total number of shares of common stock outstanding, assuming that all 992,525 OP Units outstanding at February 28, 2008 are redeemed in exchange for shares of common stock.
(6)	Includes 106,927 shares subject to options that are exercisable within 60 days and 262,331 OP Units held by Mr. Considine, and 342,197 shares and 27,765 OP Units held by Titahotwo Limited Partnership, RLLLP (“Titahotwo”), a registered limited liability limited partnership for which Mr. Considine serves as the general partner and holds a 0.5% ownership interest. Mr. Considine disclaims beneficial ownership of the shares and OP Units held by Titahotwo, except to the extent of his economic interest therein. Also includes the following shares of which Mr. Considine disclaims beneficial ownership: 81,079 shares held by a non-profit foundation in which Mr. Considine has shared voting and investment power, 150,000 shares and 312,346 shares subject to options that are exercisable within 60 days held by Titaho Limited Partnership, RLLLP (“Titaho”), a registered limited liability limited partnership for which Mr. Considine’s brother is the trustee for the sole general partner, 2,000 shares in four Rhodes Trusts for which Mr. Considine serves as Trustee. Titaho and Titahotwo have pledged 489,989 shares and 25,471 OP Units as security for loans or other extensions of credit to Titahotwo. Mr. Considine has pledged 56,209 shares as security for a margin account he maintains with a stock brokerage firm.
(7)	Includes 158,400 options to acquire common stock exercisable and 170,979 OP Units redeemable within 60 days.
(8)	Includes 3,299 shares held by Brandywine Real Estate Management Services Corporation, an entity in which Mr. Moore owns a 100% interest and 25,355 OP Units redeemable within 60 days.
(9)	Includes 70,112 options to acquire common stock exercisable and 81,928 OP Units redeemable within 60 days.
(10)	Mr. Cunningham is not a “named executive officer” for the fiscal year ended December 31, 2007. However, he is currently an executive officer and is included in this portion of the table for consistency with the “all directors and executive officers as a group” line.
(11)	Includes 120,419 options to acquire common stock exercisable within 60 days. Mr. Blatz has pledged 103,209 shares as security for loans.
(12)	Includes 57,558 options to acquire common stock exercisable within 60 days. Mr. Smith has pledged 125,261 shares as security for loans.
(13)	Includes 58,400 options to acquire common stock exercisable within 60 days.
(14)	Wilder Corporation is located at 2536 Countryside Blvd., Suite 250, Clearwater, FL 33763.
(15)	Cliffwood Partners LLC is located at 11726 San Vicente Boulevard, Suite 600, Los Angeles, CA 90049.
(16)	Michael A. Roth and Brian J. Stark, joint filers are located at 3600 South Lake Drive, St. Francis, WI 53235.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2007, the total number of securities to be issued pursuant to outstanding awards under our equity compensation plans, the weighted average exercise price of the outstanding awards, and the number of securities available for future grant under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities subject to outstanding options)
Equity compensation plans approved by security holders	1,367,000	$20.08	606,226
Equity compensation plans not approved by security holders	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Other than unwritten, at-will employment arrangements and standard retainers and fees paid to our non-employee directors for service on the Board of Directors, the Company had no transactions during 2007, and none are currently proposed, in which the Company was a participant and in which any related person had a direct or indirect material interest.

The Company’s Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any of the Company’s directors, executive officers or nominees for director or any of their immediate family members; and

•

An “interested transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) or a series of similar transactions in which the Company was or is to be a participant, the amount involved exceeds $100,000 and a related person had or will have a direct or indirect interest.

Under these polices and procedures, the Nominating and Corporate Governance Committee (the “Committee”) shall review the material facts of all interested transactions and either approve or disapprove of the entry into the interested transaction, subject to the exceptions below. In determining whether to approve or ratify an interested transaction, the Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the transaction.

Interested transactions that involve amounts that do not exceed $100,000 may be pre-approved by the Chair of the Committee, rather than the full Committee.

Additionally, the Committee reviewed the types of interested transactions described below and determined that each of the following interested transactions shall be deemed to be pre-approved by the Committee:

•

any employment by the Company of an executive officer if (a) the related compensation is reported in the Company’s executive compensation disclosure in its Annual Report on Form 10-K or proxy statement for its annual meeting, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s executive compensation disclosure in its Annual Report on Form 10-K or proxy statement for its annual meeting if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board of Directors approve) such compensation;

•	any compensation paid to a director if the compensation is reported in the Company’s director compensation disclosure in its Annual Report on Form 10-K or proxy statement for its annual meeting;

•

any transaction between the Company (or a Company subsidiary) and another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s equity interests, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues; and

•

any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (for example, dividends).

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 2007. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided.

The aggregate fees billed for services rendered by Ernst & Young LLP during the years ended December 31, 2007 and 2006 are as follows:

Audit Fees

Fees for audit services totaled approximately $495,000 in 2007 and 2006, respectively. These amounts include fees associated with the annual audit of the financial statements of the Company. Fees for audit services also include fees for the reviews of the Company’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings, compliance with the Sarbanes-Oxley Act of 2002, and consents.

Audit-Related Fees

Fees for audit-related services totaled approximately $1,500 in 2007 and approximately $1,500 in 2006. Audit-related services principally include fees associated with on-line research tools in 2007 and 2006, respectively.

Tax Fees

Fees for tax services, including tax compliance services, tax advice and tax planning totaled approximately $54,000 in 2007 and $46,000 in 2006.

All Other Fees

There were no fees billed or incurred in 2007 or 2006 related to other services not included in the above or for financial information systems design and implementation.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

On November 5, 2003, the Audit Committee adopted the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-approval Policy”). The Pre-approval Policy describes the Audit, Audit-related, Tax and Other Permitted services that have the general pre-approval of the Audit Committee, typically subject to a dollar limit of $10,000. The term of any general pre-approval is generally twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise., The Audit Committee may review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. In accordance with this review, the Audit Committee may add to or subtract from the list of general pre-approved services or modify the permissible dollar limit associated with pre-approvals. As set forth in the Pre-approval Policy, unless a type of service has received general pre-approval and is anticipated to be within the dollar limit associated with the general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor will necessarily be determinative. For the year ended December 31, 2007, 5% of the total fees paid to the independent auditor were not pre-approved in accordance with the de minimis provisions of applicable SEC rules.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the Annual Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED

IN THE 2009 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year, who will hold such securities as of the date of the 2008 Annual Meeting of Stockholders and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2008 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the shares of common stock were acquired, documentary support for a claim of beneficial ownership (other than for shares held of record) and a statement of willingness to hold such common stock through the date of the 2008 Annual Meeting of Stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company’s Secretary at 29399 US Hwy 19 North, Suite 320, Clearwater, Florida 33761 on or before November 28, 2008 to be included in the Company’s proxy statement and form of proxy for that meeting. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, the Secretary of the Company must receive such proposals at the above address not later than March 1, 2009 and not earlier than January 30, 2009.

BY ORDER OF THE BOARD OF DIRECTORS,

Terry Considine

Chairman of the Board and

Chief Executive Officer

April 1, 2008

Appendix A

PROPOSED AMERICAN LAND LEASE, INC.

2008 STOCK AWARD AND INCENTIVE PLAN

American Land Lease, Inc., a Delaware corporation, has adopted this American Land Lease, Inc. 2008 Stock Award and Incentive Plan (the “Plan”) for the benefit of eligible employees, consultants, advisors and directors of the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries (each as defined below).

ARTICLE 1

PURPOSE OF PLAN; DEFINITIONS

1.1 Purpose. The purpose of the Plan is to reinforce the long-term commitment to the Company’s success of those officers (including officers who are directors of the Company), employees, independent directors, consultants and advisors of the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries who are or will be responsible for such success; to facilitate the ownership of the Company’s stock by such individuals, thereby reinforcing the identity of their interests with those of the Company’s stockholders; and to assist the Company, the Partnership, the Company Subsidiaries and the Partnership Subsidiaries in attracting and retaining officers and employees, directors and consultants and advisors with experience and ability.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if the Board does not administer the Plan, the Committee in accordance with Article 2.

(b) “Board” means the Board of Directors of the Company.

(c) “Charter” means the Company’s Third Amended and Restated Certificate of Incorporation, as may be amended or amended and restated from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(e) “Committee” means the Compensation Committee of the Board. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(f) “Company” means American Land Lease, Inc., a Delaware corporation (or any successor corporation).

(g) “Company Employee” means any officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation that is then a Company Subsidiary.

(h) “Company Subsidiaries” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Except with respect to Incentive Stock Options, “Company Subsidiary” shall also mean any partnership in which the Company and/or any Company Subsidiary owns more than fifty percent (50%) of the capital or profits interests; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

(i) “Deferred Stock” means an award made pursuant to Article 7 below of the right to receive Stock at the end of a specified deferral period.

(j) “Effective Date” means the date provided pursuant to Article 12.

(k) “Eligible Persons” means any person eligible to participate in the Plan pursuant to Article 4.1, including Independent Directors.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” means, as of any given date, with respect to any awards granted hereunder (i) if the Stock is admitted to trading on a national securities exchange, Fair Market Value of the Stock on any date shall be the closing sale price reported for the Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Stock is not admitted to trading on a national securities exchange, but is listed for quotation on an over-the-counter quotation system that is a National Market System (“NMS”), Fair Market Value of the Stock on any date shall be the closing sale price reported for the Stock on such NMS on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (iii) if the Stock is not admitted to trading on a national securities exchange or listed for quotation on an over-the-counter quotation system that is an NMS, but is listed for quotation on an over-the-counter quotation system that is not an NMS, Fair Market Value of the Stock on any date shall be the average of the highest bid and lowest asked prices of the Stock on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported, unless the Administrator determines that such method is inconsistent with Section 409A of the Code, in which case the Administrator shall use a different valuation method based on actual transactions in the Stock, or (iv) if the Stock is not admitted to trading on a national securities exchange or listed for quotation on any over-the-counter quotation system, the Administrator will determine Fair Market Value in good faith in a manner consistent with Section 409A of the Code and, in making such determination, the Administrator shall consider the following factors: (A) the price at which Stock of the Company has recently been issued to purchasers other than Employees, Directors, or Consultants, (B) the Company’s net worth, prospective earning power, dividend–paying capacity, and non–operating assets, if any, and (C) any other relevant factors.

(n) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Independent Director” means a member of the Board who is not a Company Employee or a Partnership Employee.

(p) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

(q) “Participant” means any Eligible Person, or any consultant or advisor to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary selected by the Administrator, pursuant to the Administrator’s authority in Article 2 below, to receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing.

(r) “Partnership” means Asset Investors Operating Partnership, L.P., a Delaware limited partnership.

(s) “Partnership Employee” means any officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership, or any entity that is then a Partnership Subsidiary.

(t) “Partnership Subsidiary” means any partnership or limited liability company in any unbroken chain of partnerships or limited liability companies beginning with the Partnership if each of the partnerships or limited liability companies other than the last partnership or limited liability company in the unbroken chain then owns more than fifty percent (50%) of the capital or profits interests in one of the other partnerships or limited liability companies. “Partnership Subsidiary” shall also mean any corporation in which the Partnership and/or any Partnership Subsidiary owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

(u) “Performance Share” means an award of shares of Stock pursuant to Article 7 that is subject to restrictions based upon the attainment of specified performance objectives.

(v) “Restricted Stock” means an award granted pursuant to Article 7 of shares of Stock subject to certain restrictions.

(w) “Stock” means the Common Stock of the Company, par value $0.01 per share, or any equity security of the Company issued or authorized to be issued in the future (and including, in each case, any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Article 3.5, but excluding any warrants, options or other rights to purchase Common Stock). Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

(x) “Stock Appreciation Right” means the right pursuant to an award granted under Article 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

(y) “Stock Option” means any option to purchase shares of Stock granted pursuant to Article 5.

(z) “Stock Ownership Limit” means the restrictions on ownership and transfer of Stock provided in Section 6.2 of the Company’s Charter or any similar limitation in any amendment or amendment and restatement thereof.

ARTICLE 2

ADMINISTRATION

2.1 Administrator. The Plan shall be administered by the Board or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code, Rule 16b-3 under the Exchange Act and the applicable stock exchanges.

2.2 Duties and Powers of Administrator. The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Deferred Stock, or any combination of the foregoing. In particular, the Administrator shall have the authority to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder and in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

2.3 Delegation of Authority. To the extent permitted by applicable law, the Administrator may in its sole and absolute discretion delegate to any other committee of the Board, any sub-committee of the Committee, the Chief Operating Officer, Chief Executive Officer, Chief Financial Officer or Secretary of the Company, or any one or more of them any or all of the administrative duties and authority of the Administrator under this Plan, other than the authority to (a) make grants under this Plan to employees who are “officers” of the Company within the meaning of Rule 16(a)-1(b) of the Exchange Act or whose total compensation is required to be reported to the Company’s stockholders under the Exchange Act, (b) determine the price, timing or amount of such grants to such person, or (c) determine any other matter required by Rule 16b-3 or Section 162(m) of the Code to be determined in the sole and absolute discretion of the Administrator.

ARTICLE 3

STOCK SUBJECT TO THE PLAN

3.1 Number and Source of Shares. Subject to Article 3.3, the total number of shares of Stock reserved and available for issuance under the Plan shall be six hundred thousand (600,000) shares. Such shares of Stock may consist, in whole or in part, of treasury shares, authorized and unissued shares or shares of Stock reacquired by the Company. If any shares of Stock subject to an award granted hereunder are forfeited, cancelled, exchanged or surrendered or if an award granted hereunder terminates or expires without a distribution of shares of Stock to the Participant, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, such shares shall again be available for awards under the Plan. If shares of Stock are surrendered or withheld as payment of either the exercise price of an award granted hereunder and/or withholding taxes in respect of such an award, such shares of Stock shall not be returned to the Plan and shall not be available for future awards under the Plan. Upon the exercise of any award granted in tandem with any other award, such related award shall be cancelled to the extent of the number of shares of Stock as to which the award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for awards under the Plan. Upon the exercise of a Stock Appreciation Right, the number of shares of Stock reserved and available for issuance under the Plan shall be reduced by the full number of shares of Stock with respect to which such award is being exercised.

3.2 Limit on Incentive Stock Option Grants. In no event will more than six hundred thousand (600,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options, subject to adjustment as provided in this Article 3.

3.3 Limit on Awards Granted Pursuant to Article 7. The aggregate number of shares of Stock as to which Restricted Stock, Deferred Stock and Performance Shares may be granted pursuant to the Plan may not, subject to adjustment as provided in this Article 3, exceed 50% of the shares available under the Plan; provided, however, if any such shares of Stock are forfeited, cancelled, exchanged or surrendered or if an award granted pursuant to Article 7 terminates or expires without a distribution of shares of Stock to the Participant, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, such Shares shall not count against the limits set forth in this Article 3.3.

3.4 Limitation on Individual Grants. The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and Performance Shares may be granted to any individual during any calendar year may not, subject to adjustment as provided in this Article 3, exceed 100% of the shares available under the Plan.

3.5 Adjustment of Awards. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (a) the kind and aggregate number of shares reserved for issuance under the Plan, (b) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan, and (c) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares to maintain the same estimated fair value of the award before and after the equity restructuring. The form of such adjustment and estimate of fair value shall be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made respecting awards hereunder as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company in connection with Stock Appreciation Rights awarded under the Plan. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor. Any adjustment, substitution or change pursuant to this Article 3.5 made with respect to a Stock Option intended to be an Incentive Stock Option shall be made only the extent consistent with such intent, unless the Administrator determines otherwise. The Administrator shall not make any adjustment, substitution or change pursuant to this Article 3.5 that would cause any award under the Plan that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an award under the Plan that is subject to Section 409A of the Code to fail to satisfy any requirement under Section 409A of the Code.

ARTICLE 4

ELIGIBILITY

4.1 General Provisions. Subject to Article 3.1 and the Stock Ownership Limit, officers (including officers who are directors of the Company), employees and Independent Directors of, and consultants and advisors to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, any Company Subsidiary or any Partnership Subsidiary, shall be eligible to be granted awards under the Plan. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Persons, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

ARTICLE 5

STOCK OPTIONS

5.1 Option Awards. Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into an award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option, the fixed number of shares of Stock subject to the Stock Option, and provisions regarding exercisability of the option granted thereunder.

5.2 Types of Options. The Stock Options granted under the Plan may be of two types: (a) Incentive Stock Options and (b) Non-Qualified Stock Options. The Administrator shall have the authority to grant (x) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) to Company Employees and (y) Non-Qualified Stock Options (with or without Stock Appreciation Rights) to Partnership Employees, and persons who are Independent Directors, consultants or advisors to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same optionee and be outstanding concurrently hereunder.

5.3 Terms and Conditions of Options. Stock Options granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, including the following:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on such date. If a Company Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Company Subsidiary or any Partnership Subsidiary that is a corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than one hundred and ten percent (110%) of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted; provided that if a Company Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary that is a corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

5.4 Termination of Employment or Service. If an optionee’s employment with or service as a director of or consultant or advisor to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary terminates by reason of death, disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable award agreement, or as otherwise determined by the Administrator.

5.5 Loans. To the extent permitted by applicable law, the Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (a) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (b) be subject to the terms and conditions set forth in this Article 5.4 and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

5.6 Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company or its Company Subsidiaries become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

5.7 Nontransferability of Stock Options. Pursuant to Article 11.6 of the Plan, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee; provided that, the Administrator may, in its sole discretion, provide for the transferability of Stock Options under such terms and conditions as the Administrator shall determine and set forth in the Agreement evidencing such award. Notwithstanding the foregoing, unless permitted by the provisions of Section 422 of the Code, no Stock Option shall be treated as an Incentive Stock Option unless it is at all times subject to the nontransferability provisions of Article 11.6 of the Plan.

ARTICLE 6

STOCK APPRECIATION RIGHTS

6.1 Grant of Rights. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”) either at or after the time of the grant of such Stock Option. Subject to the provisions of Section 409A of the Code, in the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

6.2 Termination of Rights. A Related Right or applicable portion thereof granted in conjunction with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

6.3 Exercise of Rights.

(a) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment. The number of shares of Stock subject to the Free Standing Right must be fixed on or before the date of grant.

(b) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and Stock) equal in value to the excess of the Fair Market Value as of the date of exercise over the exercise price specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

6.4 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time-to-time by the Administrator; provided, however, that no Stock Appreciation Right shall be exercisable more than ten (10) years after the date such Stock Appreciation Right is granted.

6.5 Termination of Employment or Service. In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

ARTICLE 7

RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES

7.1 General. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. To the extent permitted by applicable law, in the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Article 5.4 with respect to the exercise of Stock Options.

7.2 Award Agreements. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify.

7.3 Award Certificates. Except as otherwise provided below in this Article 7, (a) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (b) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award. For avoidance of doubt, the Administrator may require that the Participant deposit such certificate in the Company’s or its designee’s custody during the Restricted Period.

7.4 Deferred Stock Certificates. With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

7.5 Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Article 7 shall be subject to the following restrictions and conditions as determined by the Committee:

(a) Restrictions on Transfer. Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement, Performance Share Award Agreement or other award agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service, death or Disability or the occurrence of a “Change of Control” as defined in the agreement evidencing such award.

(b) Termination of Employment or Service. The rights of holders of Restricted Stock, Deferred Stock and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the award agreement, as appropriate, governing such awards.

ARTICLE 8

AMENDMENT AND TERMINATION

8.1 Amendment of the Plan. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

8.2 Amendment of Awards. The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, no such amendment shall impair the rights of any holder without his or her consent; provided, however, that the Committee may not reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right by amending the terms of such Stock Option or Stock Appreciation Right or by canceling such Stock Option or Stock Appreciation Right in exchange for the grant of a new Stock Option or Stock Appreciation Right without first obtaining approval from the stockholders of the Company. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any award in any respect as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

ARTICLE 9

UNFUNDED STATUS OF THE PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 10

GENERAL PROVISIONS

10.1 Representations. The Administrator may require each person purchasing shares pursuant to a Stock Option to (a) represent and warrant to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof, and (b) represent and warrant to and agree with the Company regarding such other Federal or state securities law requirements or other legal or regulatory compliance matters as the Administrator may deem necessary or advisable. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

10.2 Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

10.3 Other Plans; No Guarantee of Engagement. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any director, employee, consultant or advisor of the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary any right to continued employment with or service as a director to the Company, any Company Subsidiary or any Partnership or Partnership Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary to terminate the employment or service of any of its directors, employees, consultants or advisors at any time.

10.4 Withholding Requirements. Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary (as the case may be), or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of shares of Stock or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.

10.5 No Liability. To the fullest extent permitted by applicable law, no member of the Board or the Committee, or any director, officer, employee, partner or manager of the Company, any Company Subsidiary, the Partnership or any Partnership Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

10.6 Indemnification. To the fullest extent permitted by applicable law, no member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator (through delegated authority or otherwise), shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall (through delegated authority or otherwise), to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

10.7 Nonqualified Deferred Compensation. Although the Company intends to administer the Plan so that Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, and Deferred Stock (and any combination of the foregoing) issued under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any such award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant may owe as a result of the grant, holding, vesting, exercise or payment of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Shares, Deferred Stock (or any combination of the foregoing) issued under the Plan.

ARTICLE 11

MISCELLANEOUS

11.1 Compliance With Laws.

(a) The obligation of the Company to sell or deliver Stock with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Each award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an award or the issuance of Stock, no such award shall be granted, payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such grantee is acquired for investment only and not with a view to distribution.

11.2 No Rights to Awards; No Stockholder Rights. No Eligible Person shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity or parity of treatment of grantees. Except as provided specifically herein, a grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares.

11.3 Ownership and Transfer Restrictions. Shares acquired through the realization of awards granted under the Plan shall be subject to the restrictions on ownership and transfer set forth in the Company’s Charter. The Committee (or the Board, in the case of Non-Qualified Stock Options granted to Independent Directors), in its sole and absolute discretion, may impose such additional restrictions on the ownership and transferability of the shares issuable pursuant to Plan awards as it deems appropriate. Any such restriction shall be set forth in the respective award agreement and may be referred to on the certificates evidencing such shares. The Committee may require a Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (a) two (2) years from the date of granting such option to such Participant, or (b) one (1) year after the transfer of such shares to such Participant. The Committee may direct that the certificates evidencing shares acquired by exercise of a Stock Option refer to such requirement to give prompt notice of disposition.

11.4 Restrictions on Ownership. A Stock Option is not exercisable (and an award may not otherwise be realized) if, in the sole and absolute discretion of the Committee, the exercise of such Option or realization of such award would likely result in any of the following:

(a) the Participant’s ownership of Stock being in violation of the Stock Ownership Limit set forth in the Company’s Charter; or

(b) income to the Company that could impair the Company’s status as a “real estate investment trust,” within the meaning of Sections 856 through 860 of the Code.

Notwithstanding any other provision of this Plan, a Participant shall have no rights under this Plan to acquire Stock that would otherwise be prohibited under the Company’s Charter.

11.5 Approval of Plan by Stockholders. The Plan remains subject to, and contingent upon approval of the Company’s stockholders, which approval must occur within twelve months of the date the Plan is approved by the Board.

11.6 Nontransferability. Except as otherwise provided herein, awards shall not be transferable by a Participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding anything to the contrary herein, no awards granted hereunder shall be transferable for consideration.

11.7 Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

ARTICLE 12

EFFECTIVE DATE OF THE PLAN

The Plan was approved and adopted by the Board on March 27, 2008, and shall be effective (the “Effective Date”) as of                     , 2008, the date the Company’s stockholders formally approved the Plan.

ARTICLE 13

TERM OF THE PLAN

No Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

AMERICAN LAND LEASE, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 30, 2008

Arizona Biltmore Resort and Spa

2400 East Missouri Avenue

Phoenix, Arizona 85016

8:00 a.m. Local Time

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN LAND LEASE, INC.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO

NOMINEES FOR DIRECTOR AND THE PROPOSALS REFERRED TO IN 2 AND 3 BELOW.

The undersigned hereby appoints Terry Considine, Thomas L. Rhodes and Robert G. Blatz, and each of them, with power to act without the other and with full power of substitution in each, as proxies and hereby authorizes them to represent and vote, as directed on the reverse side of this proxy (or, if not so directed, as recommended by the Board of Directors), all the shares of American Land Lease, Inc. Common Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on April 30, 2008 and any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(continued and to be marked, dated and signed on the reverse side)

AMERICAN LAND LEASE, INC.	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2008.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of directors:	Class III (to serve until 2011) 01 Thomas L. Rhodes 02 Bruce E. Moore	☐ Vote FOR all nominees (except as marked below)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the selection of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain
3.	To approve the 2008 Stock Award and Incentive Plan.	☐ For	☐ Against	☐ Abstain

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

Address Change? Mark Box  ☐        Indicate changes below:

Date

Signature(s) in Box

Please sign EXACTLY as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. All joint owners should sign. If a corporation, sign in full corporate name by an authorized officer. If in a partnership, sign in partnership name by an authorized person.